
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                        ______________



                           FORM 8-K

                        CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


                         ______________


    Date of Report (Date of earliest event reported):  August 3, 1999

             PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
         (Exact name of registrant as specified in its charter)
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


           DELAWARE                  0-29092        54-1708481
(State or Other Jurisdiction of    (Commission   (IRS Employer
       Incorporation)              File Number)  Identification No.)

      1700 OLD MEADOW ROAD, SUITE 300, MCLEAN, VIRGINIA      22102
          (Address of principal executive offices)         (Zip Code)

    Registrant's telephone number, including area code:  (703) 902-2800

________________________________________________________________________________

ITEMS 1-4.   NOT APPLICABLE.

ITEM 5.

     On August 3, 1999, Primus Telecommunications Group, Incorporated announced its financial results for the second quarter ended June 30, 1999. Our net revenue was $185.6 million, our gross margin (after bad debt expense) as a percentage of net revenue was 23.0% and our EBITDA was $1.2 million for the quarter ended June 30, 1999, compared to $99.5 million, 15.4% and negative $3.6 million, respectively, for the quarter ended June 30, 1998. Net revenue increased 117% in North America, 179% in Europe and 28% in Asia-Pacific over our net revenue in each region for the quarter ended June 30, 1998. Our selling, general and administrative expenses as a percentage of net revenue for the quarter ended June 30, 1999 were 22.4% as compared to 19.1% for the quarter ended June 30, 1998 and our net loss was $26.1 million for the second quarter of 1999 as compared to $14.8 million for the second quarter of 1998. The percentage of our net revenue in the second quarter of 1999 attributable to North America, Europe and Asia-Pacific was 49%, 21% and 30% respectively. The percentage of our net revenue attributable to retail customers increased to 67% of total net revenue (34% from business customers and 33% from residential customers) in the second quarter of 1999 from 57% in the first quarter of 1999.
As of June 30, 1999, we held cash and investments of $207 million, of which $169 million was unrestricted, and our total investment in gross property, plant and equipment was $250 million. Capital expenditures during the second quarter of 1999 were $30 million. Set forth below are certain of our condensed consolidated financial data:

          PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
             CONDENSED CONSOLIDATED FINANCIAL DATA

                Statement of Operations Data
                       (unaudited)
            (In thousands, except per share amount)
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                            Three Months Ended       Six Months Ended
                                 June 30,                June 30,
                          ----------------------  ----------------------
                             1999        1998        1999        1998

NET REVENUE                $185,626    $ 99,475    $316,854    $179,526
COST REVENUE                142,860      84,126     247,456     152,848
                           --------    --------    --------    --------

GROSS MARGIN                 42,766      15,349      69,398      26,678
                           --------    --------    --------    --------

OPERATING EXPENSES

 Selling, general and
 administrative              41,553      18,990      70,849      34,367

 Depreciation and
 amortization                12,514       4,433      21,490       7,911
                           --------    --------    --------    --------

Total operating
expenses                     54,067      23,423      92,339      42,278
                           --------    --------    --------    --------

LOSS FROM OPERATIONS        (11,301)     (8,074)    (22,941)    (15,600)

INTEREST EXPENSE            (17,523)     (9,605)    (34,293)    (16,780)
INTEREST INCOME               2,756       2,886       6,011       5,270
                           --------    --------    --------    --------

LOSS BEFORE INCOME
TAXES                       (26,068)    (14,793)    (51,223)    (27,110)

INCOME  TAXES                     -           -           -           -
                           --------    --------    --------    --------

NET LOSS                   $(26,068)   $(14,793)   $(51,223)   $(27,110)
                           ========    ========    ========    ========

BASIC AND DILUTED NET
LOSS PER COMMON
SHARE                     $   (0.92)   $  (0.68)   $  (1.80)   $  (1.30)
                          =========    ========    ========    ========

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING           28,486      21,829      28,402      20,779
                          =========    ========    ========    ========


Other data:
EBITDA                    $   1,213   $  (3,641)  $  (1,451)   $ (7,689)
                          =========   =========   =========    ========
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     In addition, on August 4, 1999, we announced that we anticipate offering
$200,000,000 in aggregate principal amount of senior notes due 2009 in a private placement pursuant to Rule 144A under the Securities Act of 1933.

ITEMS 6.   NOT APPLICABLE.

ITEMS 7.  c) Exhibits

             Exhibit 99.1 Press Release dated August 4, 1999, issued by the Company.

ITEMS 8.   NOT APPLICABLE.


                          SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    PRIMUS TELECOMMUNICATIONS
                       GROUP, INCORPORATED


                    By: /s/ Neil L. Hazard
                        --------------------------
                       Neil L. Hazard
                       Executive Vice President
                       and Chief Financial Officer


Date:  August 5, 1999